Exhibit 31.2

Certification of the Sole Director and the Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report of Wyndstorm Corporation, a Nevada Corporation (the “Company”), on Form 10-Q for the period ending April 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marian F. Sabety, Principal Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 23, 2008	By:	/s/ Marian Sabety
	Name:	Marian Sabety
	Title:	Chairman, President and CEO